Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-260370, 333-261186 and 333-264001) and Form S-3 (No. 333-267413) of Spire Global, Inc. of our report dated March 30, 2022, except for the effects of the restatement discussed in Note 2 to the consolidated financial statements, as to which the date is November 7, 2022, relating to the financial statements, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
November 7, 2022